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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statement of Number Nine Visual Technology Corporation on Form S-8 of our report dated February 6, 1996 on our audits of the consolidated financial statements of Number Nine Visual Technology Corporation as of December 30, 1995 and December 31, 1994 and for each of the three years in the period ended December 30, 1995, which report is included in the Annual Report on Form 10-K.



                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
May 22, 1996